Exhibit 4.1

260440217

Amendment No. 1 to Credit Agreement

This Amendment No. 1 to Credit Agreement (this “Amendment”) is dated as of August 27, 2020 and is by and among Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (such Subsidiaries together with the Company individually, a “Borrower” and collectively, the “Borrowers”), the Lenders party hereto and Bank of Montreal, as Administrative Agent.

Preliminary Statements

A.The Borrowers, the financial institutions from time to time party thereto and the Administrative Agent have heretofore entered into that certain Second Amended and Restated Multicurrency Credit Agreement, dated as of June 7, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”); and

B.The parties hereto desire to amend the Credit Agreement to terminate the status as a Borrower or Guarantor under the Credit Agreement of each of the Subsidiaries of the Company that is currently a Borrower or Guarantor and release them from their joint and several obligations under the Credit Agreement, to add a priority debt limitation, and to enter into certain other amendments to the Credit Agreement provided herein.

Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I

Definitions

Section 1.1Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

1615988

Article II

Amendments

Section 2.1.Section 6.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their proper alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Amendment No. 1 to Credit Agreement” means, that certain Amendment No. 1 to Credit Agreement dated as of August 27, 2020 among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means, the date on which the conditions precedent set forth in Section 4.1 of the Amendment No. 1 to Credit Agreement were satisfied or waived in accordance therewith.

“Consolidated Indebtedness” means, without duplication, all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

“Consolidated Priority Indebtedness” means, without duplication, all Priority Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis eliminating intercompany items.

“Consolidated Total Capitalization” means, as of the date of any determination thereof and without duplication, the sum of (a)  Consolidated Indebtedness plus (b) Net Worth.

“Priority Indebtedness” means, without duplication (a) any Indebtedness for Borrowed Money of the Company or a Restricted Subsidiary secured by a Lien permitted by Section 9.8(h) and (b) any Indebtedness for Borrowed Money of the Company’s Restricted Subsidiaries; provided that there shall be excluded from any calculation of Priority Indebtedness: (i) the Indebtedness for Borrowed Money of any Borrower or Guarantor (other than Indebtedness for Borrowed Money of any Borrower or Guarantor secured by a Lien permitted by Section 9.8(h)), (ii) the Indebtedness for Borrowed Money of any Restricted Subsidiary owing to the Company or a Wholly-owned Restricted Subsidiary of the Company, and (iii) with respect to any Person which becomes a

Restricted Subsidiary after the Amendment No. 1 Effective Date, Indebtedness for Borrowed Money of such Person existing at the time such Person became a Restricted Subsidiary and any extension, renewal or refunding thereof, provided that such Indebtedness for Borrowed Money was not incurred in contemplation of such Person becoming a Restricted Subsidiary.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Section 2.2.The definitions of “Bail-In Action,” “Bail-In Legislation,” “Indebtedness for Borrowed Money,” “Note Purchase Agreements,” “Restricted Subsidiary,” and “Write-Down and Conversion Powers” appearing in Section 6.1 of the Credit Agreement are each hereby amended in their entirety and as so amended shall read as follows:

“Bail-In Action” means the exercise of any Write‑Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Indebtedness for Borrowed Money” means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than (a) trade accounts payable arising in the ordinary course of business which are not more than 90 days past due and (b) obligations to make earn-out payments in cash, debt instruments or capital stock, pursuant to acquisitions occurring prior to the date of this Agreement or permitted under this Agreement), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other similar extensions of credit whether or not representing obligations for borrowed money, excluding, in each case, indebtedness which is non-recourse to such Person and its subsidiaries, and (vi) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (i) through (v) hereof.

“Note Purchase Agreements” means, collectively, the (i) Note Purchase Agreement, dated as of February 10, 2011, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of October 18, 2013, the Second Amendment thereto dated as of June 24, 2014, the Third Amendment thereto dated as of June 2, 2016, the Fourth Amendment thereto dated as of June 13, 2018 and the Fifth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (ii) Note Purchase Agreement, dated as of June 14, 2013, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of October 18, 2013, the Second Amendment thereto dated as of June 24, 2014, the Third Amendment thereto dated as of June 2, 2016, the Fourth Amendment thereto dated as of June 13, 2018 and the Fifth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (iii) Note Purchase Agreement, dated as of December 20, 2013, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 24, 2014, the Second Amendment thereto dated as of June 2, 2016, the Third Amendment thereto dated as of June 13, 2018 and the Fourth Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (iv) Note Purchase Agreement, dated as of June 24, 2014, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 2, 2016, the Second Amendment thereto dated as of June 13, 2018 and the Third Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (v) Note Purchase Agreement, dated as of June 2, 2016, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 13, 2018 and the Second Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (vi) Note Purchase and Private Shelf Agreement, dated as of December 1, 2016, by and among Obligors (as defined therein), on one hand, and the Initial Purchasers (as defined therein), PGIM, Inc. and certain other affiliates of PGIM, Inc., on the other hand, as amended by Amendment No. 1 thereto dated as of July 13, 2017, the Second Amendment thereto dated as of June 13, 2018, the Third Amendment thereto dated as of December 20, 2018 and the Fourth Amendment thereto dated June 11, 2019 and as further amended, modified, supplemented or restated from time to time, (vii) Note Purchase Agreement, dated as of June 27, 2017, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of June 13, 2018 and the Second Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (viii) Note Purchase Agreement, dated as of June 13, 2018, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended by the First Amendment thereto dated as of December 20, 2018 and as further amended, modified, supplemented or restated from time to time, (ix) Note Purchase Agreement, dated as of February 13, 2019, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended, modified, supplemented or restated from time to time and (x) Note Purchase Agreement, dated as of January 30, 2020, by and among the Obligors (as defined therein), on one hand, and the Purchasers (as defined therein) listed on Schedule A thereto, on the other hand, as amended, modified, supplemented or restated from time to time.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write‑down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 2.3.Section 5.3 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety.

Section 2.4.Section 9.4 of the Credit Agreement is hereby amended by: (i) deleting the phrase “or the Vice President and Treasurer” appearing in the second to last paragraph therein and inserting in its place the phrase “, Chief Accounting Officer, or the Vice President and Treasurer” and (ii) deleting the phrase “Sections 9.6 and 9.7” appearing in the second to last paragraph therein and inserting in its place the phrase “Sections 9.6, 9.7, 9.16, and 9.19”.

Section 2.5.Section 9.16 of the Credit Agreement is hereby amended in its entirely and as so amended shall read as follows:

Section 9. 16.Limitations on Consolidated Priority Indebtedness. The Company will not, as at the end of any fiscal quarter, permit Consolidated Priority Indebtedness to exceed 15% of Consolidated Total Capitalization, calculated in accordance with GAAP.

Section 2.6.Section 14.27 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 14.27.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial

Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 2.7.Release of Co-Borrowers/Guarantors.  The Borrowers hereby request that each of the Subsidiaries of the Company that is currently a “Borrower” under the Credit Agreement be removed as a “Borrower” under the Credit Agreement (each, a “Departing Borrower”).  Upon satisfaction of the conditions precedent contained in Section 4.1 hereof, the Company, the Departing Borrowers, the Lenders and the Administrative Agent hereby agree that: (i) each Departing Borrower shall cease to be a “Borrower” for all purposes of the Loan Documents, (ii) the obligation of the Lenders to extend credit to or for the account of the Departing Borrowers under the Loan Documents will be terminated, and (iii) each Departing Borrower shall be released from their respective joint and several obligation as a Borrower under the Loan Documents.  The Company affirms and confirms its obligations and undertakings as the “Borrower” under the Loan Documents and that it remains liable for all Obligations (including, without limitation, all outstanding Loans and L/C Obligations) under the Loan Documents and acknowledges and agrees that each Loan Document shall continue to be in full force and effect.

Section 2.8.The Attachment to Exhibit G to the Credit Agreement is hereby amended in its entirety to be as set forth as Exhibit A to this Amendment.

Article III

Representations And Warranties

Section 3.1Credit Agreement Representations.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower hereby represents and warrants that each of its representations and warranties contained in Section 7 of the Credit Agreement is true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the Amendment No. 1 Effective Date (except to the extent such representation or warranty specifically relates to an earlier date, in which case such representation is made as of such earlier date).  The Borrowers and Lenders acknowledge and agree that this Amendment shall constitute a Loan Document.

Section 3.2Authority and Validity.  Each Borrower has all requisite corporate or other applicable entity power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents (as amended by this Amendment).  This Amendment has been duly authorized, executed, and delivered by each Borrower, and this Amendment and the Credit Agreement (as amended by this Amendment) constitute the valid and binding obligation of the Borrowers enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

Section 3.3Non-Contravention.  The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of this Amendment and the Credit Agreement (as amended by this Amendment) do not: (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by‑laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Borrower, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Borrower or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Borrower.

Section 3.4Approvals.  No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution and delivery by any Borrower of this Amendment or performance by any Borrower of this Amendment or the Credit Agreement (as amended by this Amendment), except for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect.

Section 3.5.No Default.  At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Article IV

Conditions Precedent

Section 4.1Effectiveness.  This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions precedent are satisfied:

(a)The Administrative Agent shall have received from the Company, each Departing Borrower, each Lender, the L/C Issuer and the Swing Line Lender either (i) a counterpart of this Amendment duly executed and delivered on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has duly executed and delivered a counterpart of this Amendment;

(b)The Administrative Agent shall have received for the Company (i) an original certificate of good standing certified as of a date not earlier than 30 days prior to the date hereof by the Secretary of State of Delaware and (ii) a signed certificate dated the Amendment No. 1 Effective Date from the Company’s Secretary or an Assistant Secretary certifying that its certificate incorporation and bylaws have not been amended, supplemented or otherwise modified since June 7, 2019 or, if so, attaching true, complete and correct copies of each such document as so amended, supplemented or modified;

(c)The Administrative Agent shall have received copies of resolutions of the Company’s Board of Directors authorizing the execution and delivery of the Credit Agreement, and any amendment thereof, and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute such documents on behalf of the Company, all certified in each instance by its Secretary or Assistant Secretary on the Amendment No. 1 Effective Date; and

(d)The Administrative Agent shall have received on or prior to the Amendment No. 1 Effective Date evidence reasonably satisfactory to the Administrative Agent of the release of the Departing Borrowers from their co-obligor and/or co-guarantor obligations under each Note Purchase Agreements.

Article V

Miscellaneous Provisions

Section 5.1Ratification of and References to the Credit Agreement.  Except for the amendments expressly set forth above, the Credit Agreement and each other Loan Document is hereby ratified, approved and confirmed in each and every respect.  Reference to this specific Amendment need not be made in the Credit Agreement, the Note(s), or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 5.2Headings.  The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.3Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.  Delivery of executed counterparts of this Amendment by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.4No Other Amendments.  Except for the amendments expressly set forth in this Amendment, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

Section 5.5Costs and Expenses.  The Company agrees to pay promptly following an invoice therefor all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent, in each case, subject to the limitations set forth in Section 14.14 of the Credit Agreement.

Section 5.6Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois. The provisions of Section 14.19 (Submission to Jurisdiction; Waiver of Jury Trial) of the Credit Agreement shall be applicable mutatis mutandis to this Amendment.

[Remainder of Page to be Left Blank]

This Amendment No. 1 to Credit Agreement is entered into by the parties hereto for the uses and purposes hereinabove set forth as of the date first above written.

Borrowers

Arthur J. Gallagher & Co.

By /s/ Theodore A. Skirvin II
Name:Theodore A. Skirvin II
Title:Vice President and Treasurer

Arthur J. Gallagher & Co. (Illinois)

Arthur J. Gallagher Brokerage & Risk Management Services, LLC

Risk Placement Services, Inc.

Gallagher Bassett Services, Inc.

Gallagher Benefit Services, Inc.

Arthur J. Gallagher Risk Management Services, Inc.

Arthur J. Gallagher Service Company, LLC

Arthur J. Gallagher (U.S.) LLC

By /s/ Theodore A. Skirvin II
Name:Theodore A. Skirvin II
Title:Vice President and Treasurer of each of foregoing entities

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Bank of Montreal, individually as a Lender, as L/C Issuer, Swing Line Lender and as Administrative Agent

By /s/ Jason Deegan
Name:Jason Deegan
Title:Director

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Bank of America, N.A.

By /s/ Chris Choi
Name:Chris Choi
Title:Director

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Barclays Bank plc

By /s/ Andrew Asmodeo
Name:Andrew Asmodeo
Title:Director, FIG - Insurance

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Citibank, N.A.

By /s/ Justine O’Connor
Name:Justine O’Connor
Title:Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

JPMorgan Chase Bank, N.A.

By /s/ Milena M Kolev
Name:Milena M Kolev
Title:Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Capital One, National Association

By /s/ Paul Isaac
Name:Paul Isaac
Title:Duly Authorized Signatory

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

HSBC Bank USA, National Association

By /s/ Kyle Patterson
Name:Kyle Patterson
Title:Senior Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

PNC Bank, National Association

By /s/ Matthew Titus
Name:Matthew Titus
Title:Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

U.S. Bank National Association

By /s/ Andre Liu
Name:Andre Liu
Title:Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

CIBC Bank USA, f/k/a The PrivateBank and Trust Company

By /s/ Austin G. Love
Name:Austin G. Love
Title:Managing Director

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Citizens Bank, N.A., formerly known as RBS Citizens National Association

By /s/ Donald A. Wright
Name:Donald A. Wright
Title:Senior Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Australia and New Zealand Banking Group Limited

By /s/ Cynthia Dioquino
Name:Cynthia Dioquino
Title:Associate Director

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Lake Forest Bank & Trust Company, N.A.

By /s/ Lena Dawson
Name:Lena Dawson
Title:Senior Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Lloyds Bank Corporate Markets plc

By /s/ Tina Wong
Name:Tina Wong
Title:Assistant Vice President
By /s/ Kamala Basdeo
Name:Kamala Basdeo
Title:Assistant Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Comerica Bank

By /s/ John Lascody
Name:John Lascody
Title:Vice President

Signature Page to
Amendment No. 1 to Arthur J. Gallagher & Co. Credit Agreement

Attachment to Compliance Certificate
Arthur J. Gallagher & Co.

Compliance Calculations for Second Amended and Restated Multicurrency Credit Agreement

Dated as of June 7, 2019

Calculations as of _____________, 20___

($000)

A.	Cash Flow Leverage Ratio (Section 9.6)

Funded Debt

1.Debt Outstanding - AJG$

2.Debt Outstanding - Unrestricted Subsidiaries($)

3.Debt Outstanding - OtherAll recourse obligations included below

Guarantees$

LOCs$

Commitments$

4.Excess Cash($)

Net “Debt”$

Adjusted EBITDA

1.Net Earnings

4 quarters ended ______________$

2.Net Earnings Attributable to Non-Controlling Interests

4 quarters ended ______________$

3.Interest Expense

4 quarters ended ______________$

4.	Taxes (including any portion in “Net Earnings Attributable to Non-Controlling Interests”)

4 quarters ended ______________$

5.Depreciation/Amortization

4 quarters ended ______________$

6.Change in Estimated Earnouts

4 quarters ended ______________$

7.Clean Energy Subsidiaries Pretax

4 quarters ended ______________$

8.Acquisitions EBITDA$

9.Non-Cash Stock Compensation Expense

4 quarters ended ______________$

10.Restructuring, Workforce and Lease Termination Charges

4 quarters ended ______________$

11.Acquisition Professional Fees

4 quarters ended ______________$

12.Premium/Make-Whole Amounts

4 quarters ended ______________$

Total EBITDA$

1.Unrestricted Subsidiaries EBITDA

4 quarters ended ______________$

Total Unrestricted Subsidiaries EBITDA($)

Adjusted EBITDA$

Cash Flow Leverage Ratio_____ : 1.00

Cash Flow Leverage Ratio allowed as of this date3.50 : 1.00

Borrowers are in compliance?  (Circle yes or no)Yes/No

B.	Interest Coverage Ratio (Section 9.7)

Adjusted EBIT

1.Net Earnings

4 quarters ended ______________$

2.Net Earnings Attributable to Non-Controlling Interests

4 quarters ended ______________$

3.Interest Expense

4 quarters ended ______________$

4.Clean Energy Subsidiaries Pre-Tax

  4 quarters ended ______________$

5.	Taxes (including any portion in “Net Earnings Attributable to Non-Controlling Interests”) 4 quarters ended ______________$

6.Change in Estimated Earnouts

4 quarters ended ______________$

7.Unrestricted Subsidiaries($)

Total Unrestricted Subsidiaries EBIT$

Interest Expense

1.Interest Expense

4 quarters ended ______________$

2.Unrestricted Subsidiaries($)

Total Unrestricted Subsidiaries Interest Expense$

Interest Coverage Ratio_____ : 1.00

Interest Coverage Ratio allowed as of this date3.50 : 1.00

Borrowers are in compliance?  (Circle yes or no)Yes/No

C	Consolidated Priority Indebtedness (Section 9.16)

Consolidated Priority Indebtedness

1.	Indebtedness for Borrowed Money of the Company and the Restricted Subsidiaries secured by a Lien permitted by Section 9.8(h)$
2.	Indebtedness for Borrowed Money of the Restricted Subsidiaries$
Total Priority Indebtedness	$

Consolidated Total Capitalization

1.	Consolidated Indebtedness$
2.	Net Worth$

Consolidated Total Capitalization	$

Maximum Consolidated Priority Indebtedness allowed (15% of Consolidated Total Capitalization)$

Borrowers are in compliance?
(Circle yes or no)Yes/No

D.	Restricted Subsidiaries (Section 9.19)

Total Consolidated Assets$

Total Unrestricted Subsidiaries Assets$

Difference$

Total Assets of Restricted Subsidiaries as a Percentage of Total Consolidated Assets_____%

Percentage shall not be less than90%

Borrowers are in compliance?  (Circle yes or no)Yes/No

Total EBITDA$

Total EBITDA Unrestricted Subsidiaries EBITDA $

Difference$

Total EBITDA of Restricted Subsidiaries as a Percentage of Total Consolidated EBITDA_____%

Percentage shall not be less than90%

Borrowers are in compliance?  (Circle yes or no)Yes/No

Debt Outstanding of Unrestricted Subsidiaries that isNon-Recourse to Company or any Restricted Subsidiary$